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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated November 22, 1999 relating to the consolidated financial statements and financial statement schedule, which appear in this Registration Statement. We also consent to the incorporation by reference of our report dated November 22, 1999 related to the consolidated financial statements of Microsemi Corporation which appears in the Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1999. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Costa Mesa, California

April 25, 2000